UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SYCAMORE NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING

INFORMATION AND NOTICE OF INTERNET AVAILABILITY

OF PROXY MATERIALS — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Sycamore Networks, Inc. Stockholder Meeting to be Held on January 6, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/scmr

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/scmr.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before December 26, 2008 to facilitate timely delivery.

Stockholder Meeting Notice

The Sycamore Networks, Inc. Annual Meeting of Stockholders will be held on January 6, 2009 at the Courtyard by Marriott, 270 Concord Road, Billerica, Massachusetts 01821, at 9:00 a.m. Eastern Standard Time. For directions to the Annual Meeting, please call (978) 670-7500.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect the following nominee to the Board of Directors to serve for a three year term as Class III Director and until his successor is elected and qualified: Daniel E. Smith.

2.	To authorize the Board of Directors, in its discretion, to amend Sycamore’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a ratio of (i) one-for-five, (ii) one-for-seven, or (iii) one-for-ten, together with a corresponding reduction in the number of authorized shares of Sycamore common stock and capital stock, at any time prior to the date of Sycamore’s 2009 Annual Meeting of Stockholders, without further approval or authorization from Sycamore’s stockholders.

3.	To approve Sycamore’s 2009 Stock Incentive Plan.

4.	To approve Sycamore’s 2009 Non-Employee Director Stock Option Plan.

5.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as Sycamore’s independent registered public accounting firm for the fiscal year ending July 31, 2009.

6.	To transact such other business as may properly come before the meeting and any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

g      Internet – Go to www.envisionreports.com/scmr. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g      Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g      Email – Send email to investorvote@computershare.com with “Proxy Materials Sycamore Networks, Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials.

You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by

December 26, 2008.

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